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                                                                      Exhibit 23

                        Consent of Independent Auditors
                        -------------------------------


Armstrong World Industries, Inc.:

We consent to incorporation by reference in Registration Statement
Nos. -33-20821 and 33-38837 on Form S-3 and in Registration Statement Nos. 2-77936, 2-91890, 33-18996, 33-18997, 33-18998, 33-29768, 33-60070, and 33-65768
on Form S-8 of Armstrong World Industries, Inc. of our report dated February 21, 1995, with respect to the consolidated financial statements and schedules of Dal-Tile International Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994.


                                                           /s/ Ernst & Young LLP

                                                           Ernst & Young LLP
Dallas, Texas
March 13, 1996